Exhibit 10.14

UNUSUAL MACHINES, INC.

Audit Committee Charter

Members

Chair (Independent Board Member)

Member Name 1

Member Name 2

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Unusual Machines, Inc. to assist the Board in its oversight of: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. References in this Charter to the “Company” shall be to Unusual Machines, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

The Committee shall prepare a report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s proxy statement for the Annual Meeting of Stockholders.

Committee Membership

At the first meeting of the Board of Directors following each Annual Meeting of Stockholders, the Board, after receiving the recommendations of the Corporate Governance and Nominating Committee, shall appoint the members of the Committee and shall determine the Chairperson of the Committee. Because each serves at the pleasure of the Board, Committee members shall not have a fixed term. The Committee shall consist of no fewer than three members, including the Chairperson. Each member of the Committee shall meet the independence and experience requirements of the listing standards of the NYSE American and the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Commission thereunder. The Board shall periodically determine (i) whether each Committee member meets such independence and experience requirements and (ii) whether any member of the Committee is an “audit committee financial expert” as defined by the rules and regulations of the Commission. Committee members may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than in their capacity as a Director.

Procedures

The Committee shall meet as often as it determines necessary, but not less than four times a year. The Committee shall meet periodically with management, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee may request any officer or associate of the Company, the Company's outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. After the Committee meets or otherwise takes action, it shall, as soon as practicable, make a report of its activities at a meeting of the Board.

The Committee may form and delegate authority to subcommittees when the Committee determines it is necessary or appropriate.

Committee Responsibilities and Authority

The Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations and to retain independent legal, accounting, or other advisors. The Committee may authorize and direct the payment of compensation by the Company to the independent auditor for the purpose of preparing or issuing an audit report or for other services and to any advisors employed by the Committee as well as the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

1

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Corporate Governance and Nominating Committee. The Committee shall annually evaluate the Committee’s own performance and share findings in an evaluation report with the Corporate Governance and Nominating Committee.

Oversight of the Company’s Relationship with the Independent Auditor

The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

The independent auditor may be engaged by the Company to perform audit services and, to the extent permitted by applicable Federal securities laws and rules thereunder, non-audit services, in each case only where the Committee has preapproved each such service, subject to the de minimum exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Committee may either approve such audit and non-audit services or adopt preapproval policies and procedures provided that the policies and procedures are detailed as to the particular service provided, and the Committee is informed of each such service. As a part of such policies and procedures, the Committee may delegate authority to subcommittees consisting of one or more members to grant preapprovals of audit and permitted non-audit services.

The Committee shall establish policies for the Company’s hiring of associates or former associates of the independent auditor.

The Committee shall obtain and review a report from the independent auditor, at least annually, regarding: (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor’s work during the year, the Committee shall evaluate the qualifications, performance, and independence of the independent auditor, taking into account the opinions of management and the senior internal auditing executive. As a part of that evaluation, the Committee shall review and evaluate the performance and qualifications of the lead partner of the independent auditor.

The Committee shall, as appropriate, discuss with management the timing and process for the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner and consider whether, to assure continuing auditor independence, it is appropriate to rotate the independent auditing firm.

The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Financial Statement and Disclosure Matters

The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-K with the Commission, the annual audited financial statements, including the specific disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-Q with the Commission, the quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements.

2

The Committee shall periodically review and discuss with management and the independent auditor: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

The Committee shall review and discuss with management and the independent auditor reports from the independent auditor on:

a)	All critical accounting policies and practices to be used;

b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

The Committee shall review and discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

The Committee shall review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This would include, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate.

The Committee shall annually discuss with the independent auditor the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The discussion shall address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office with respect to auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor.

The Committee shall review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other associates who have a significant role in the Company’s internal control over financial reporting. The Committee shall review with management, the senior internal auditing executive, and the independent auditor, as appropriate, attestations and reports by the independent auditor on internal control over financial reporting.

Oversight of the Company’s Internal Audit Function

The Committee shall review with management the appointment and replacement of the senior internal auditing executive and shall annually evaluate his or her performance. The Committee shall provide the senior internal auditing executive with access to communicate personally and directly with the members of the Audit Committee at any time on any auditing or internal control matter.

3

The Committee shall review with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management’s responses.

The Committee shall review with the senior internal auditing executive, the independent auditor, and management the internal audit department responsibilities, budget and staffing, and the internal audit plan for the coming year.

Compliance Oversight Responsibilities

The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to reports by the independent auditor made to the Company of illegal acts discovered) has not been implicated.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by associates or other interested persons of concerns regarding questionable accounting or auditing matters.

The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports made known to the Company executive officers that raise material issues regarding the Company’s financial statements or accounting policies.

The Committee shall discuss with the Company’s General Counsel any significant legal, compliance, or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

Other

The Committee shall meet periodically, but no less than annually, with the Company’s chief executive officer (“CEO”) regarding the CEO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance-related matters that either the Committee or the CEO deems appropriate. The Committee shall provide the CEO with access to communicate personally and directly with the members of the Audit Committee at any time on any matter of compliance and ethics. The Committee shall oversee the administration and enforcement of the Company’s Code of Ethics and Corporate Compliance programs.

The Committee shall be responsible for any other matters expressly delegated to the Committee by the Board occasionally.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Those are the responsibilities of the management team and of the independent auditor.

Effective as of June __, 2023.

4